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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of PDS Financial Corporation on Form S-8 (File No. 333-79523), Form S-8 (File No. 33-85966) and Form S-3 (File No. 333-49199) of our report dated March 6, 2001, on our audits of the consolidated financial statements of PDS Financial Corporation and Subsidiaries as and for the years ended December 31, 2000 and 1999, which report is included in this Annual Report on Form 10-K.

PIERCY, BOWLER, TAYLOR & KERN
Certified Public Accountants and Business Advisors,
A Professional Corporation

Las Vegas, Nevada
March 23, 2001